                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      SERENA SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 30, 1999
                                   2:00 P.M.

To the Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SERENA Software, Inc., a Delaware corporation ("SERENA"), will be held on Wednesday, June 30, 1999, at 2:00 p.m., local time, at SERENA's principal executive offices at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010 for the following purposes:

    1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

    2. To ratify the appointment of KPMG LLP as independent accountants for SERENA for the fiscal year ending January 31, 2000; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 14, 1999, are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          For the Board of Directors
                                          SERENA SOFTWARE, INC.

                                                   [LOGO]
                                          Robert I. Pender, Jr.
                                          SECRETARY

Burlingame, California
May 25, 1999
                            YOUR VOTE IS IMPORTANT.
    IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED
     TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE
                    AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             SERENA SOFTWARE, INC.

                               ------------------

                            PROXY STATEMENT FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the board of directors of SERENA Software, Inc., a Delaware corporation ("SERENA"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, June 30, 1999, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at SERENA's principal executive offices at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010. The telephone number at that location is (650) 696-1800. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of KPMG LLP as independent auditors as set forth herein and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    These proxy solicitation materials and the Annual Report to Stockholders for the year ended January 31, 1999, including financial statements, were first mailed on or about May 28, 1999, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

    Stockholders of record at the close of business on May 14, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, SERENA had issued and outstanding and entitled to vote 25,301,126 shares of Common Stock, $.001 par value.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of SERENA at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of SERENA at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to SERENA Software, Inc. at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010, Attention: Secretary, or hand-delivered to the Secretary of SERENA at or before the taking of the vote at the Annual Meeting.

VOTING

    Each share of Common Stock outstanding on the Record Date is entitled to one vote. Stockholders' votes will be tabulated by persons appointed by the board of directors to act as inspectors of election for the Annual Meeting. Abstentions are considered shares present and entitled to vote and, therefore, have the same legal effect as a vote against a matter presented at the Annual Meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock

Exchange rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes but will be considered for purposes of determining the presence of a quorum.

SOLICITATION OF PROXIES

    The expense of soliciting proxies in the enclosed form will be borne by SERENA. In addition, SERENA may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of SERENA's directors, officers, and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR YEAR 2000 ANNUAL MEETING

    Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of SERENA intended to be presented for consideration at SERENA's year 2000 Annual Meeting of Stockholders must be received by SERENA no later than January 26, 2000, in order that they may be included in the proxy statement and form of proxy related to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    At the Annual Meeting, a board of four directors will be elected, each to hold office until his or her successor is elected and qualified, or until his or her death, resignation, or removal. Shares represented by the accompanying proxy will be voted for the election of the four nominees (recommended by the board of directors) who are named in the following table, unless the proxy is marked in such a manner as to withhold authority so to vote. SERENA has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

    The following table sets forth certain information concerning the nominees, which information is based on data furnished to SERENA by the nominees:

                                                                                                               DIRECTOR
NAME                                      AGE                       POSITION(S) WITH SERENA                      SINCE
-------------------------------------     ---     -----------------------------------------------------------  ---------
Douglas D. Troxel....................         54  Chairman of the Board and Chief Technology Officer                1980
Richard A. Doerr.....................         56  President, Chief Executive Officer and Director                   1997
Alan H. Hunt(1)(2)...................         57  Director                                                          1998
Jerry T. Ungerman(1)(2)..............         54  Director                                                          1998

------------------------

(1) Member of Compensation Committee.

(2) Member of Audit Committee.

    There is no family relationship among any of the directors and executives of SERENA.

    DOUGLAS D. TROXEL is the founder of SERENA and has served as the Chairman of SERENA's board of directors since April 1980 and SERENA's Chief Technology Officer since April 1997. From June 1980 to April 1997, Mr. Troxel served as the President and Chief Executive Officer of SERENA. Mr. Troxel holds a B.S. in mathematics from Iowa State University.

    RICHARD A. DOERR has served as SERENA's President, Chief Executive Officer and as a member of SERENA's board of directors since April 1997. From April 1995 until October 1996, Mr. Doerr was Vice President of Sales, Service and Distribution for Wall Data Incorporated, a software connectivity company. From October 1991 until October 1994, Mr. Doerr was Vice President, Worldwide Operations for Oracle Corporation, a developer of relational database management software. From August 1986 until October 1991, Mr. Doerr was Vice President, Western Area and U.S. Healthcare Industry for Digital Equipment Corporation, a developer of networking solutions for computer environments. Mr. Doerr holds a B.S. from California Polytechnic State University.

    ALAN H. HUNT has served as a member of SERENA's board of directors since February 1998. From October 1995 to January 1998, Mr. Hunt was the President and Chief Executive Officer and a member of the board of directors of Peregrine Systems, Inc., a provider of infrastructure management software solutions. From July 1994 until November 1995, Mr. Hunt was President and Chief Executive Officer and a member of the board of directors of XVT Software Inc., a development tools software company. From March 1991 until May 1994, Mr. Hunt was Senior Vice President of Sales and Marketing (North America) for BMC Software, Inc., a vendor of software system utilities for IBM mainframe computing environments. Mr. Hunt holds a B.S. in business administration and industrial management from San Jose State College.

    JERRY T. UNGERMAN has served as a member of SERENA's board of directors since December 1998. Since October 1998, Mr. Ungerman has served as an Executive Vice President of Check Point Software Technologies Ltd., a developer of computer network security access software. From July 1971 to October 1998, Mr. Ungerman was the Executive Vice President of Operations of Hitachi Data Systems Corp., a provider of computer networking and data storage solutions for computing environments. Mr. Ungerman holds a B.S.B. in business from the University of Minnesota.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    Directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting and entitled to vote on the election of directors. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE FOREGOING SLATE OF NOMINEES AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

BOARD AND COMMITTEE MEETINGS

    SERENA's board of directors held seven meetings during the fiscal year ended January 31, 1999. No incumbent director during fiscal 1999 attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the board of directors held during the period for which such person was a director and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the period such person served) of the meetings of the board of directors held during fiscal 1999. The board of directors has standing Audit and Compensation Committees. The board of directors does not have a Nominating Committee.

    The Audit Committee, comprised of Alan H. Hunt and Jerry T. Ungerman, was formed in January 1999 in connection to SERENA's initial public offering. The purposes of the Audit Committee are to review with SERENA's management and independent accountants such matters as internal accounting controls and procedures, the plan and results of the annual audit, and suggestions of the accountants for improvements in accounting procedures; to nominate independent accountants; and to provide such additional information as the committee may deem necessary to make the board of directors aware of significant financial matters which require the board's attention.

    The members of the Compensation Committee, comprised of Alan H. Hunt and Jerry T. Ungerman, was formed in January 1999 in connection to SERENA's initial public offering. The purposes of the Compensation Committee are to review and approve the compensation to be paid or provided to

SERENA's executive officers, the aggregate compensation of all employees of SERENA, and the terms of compensation plans of all types and to administer SERENA's 1997 Stock Option and Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of SERENA and administering various incentive compensation and benefit plans. The Compensation Committee consists of Alan H. Hunt and Jerry T. Ungerman. Richard A. Doerr, President, Chief Executive Officer and a director of SERENA, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of SERENA, except that he is excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of SERENA's Compensation Committee and any member of any other company's board of directors or compensation committee.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    On April 21, 1997, SERENA entered into an at-will employment agreement with Richard A. Doerr, our President, Chief Executive Officer and a member of SERENA's board of directors. The employment agreement provides for Mr. Doerr to receive an annual base salary of $200,000, subject to annual review for increases, and an annual cash bonus based on the achievement of individual and company performance objectives. In the event Mr. Doerr is terminated without cause, Mr. Doerr will be entitled to receive severance payments equal to six month's base salary. Pursuant to the employment agreement, in January 1998, Mr. Doerr and SERENA entered into a restricted stock purchase agreement under which Mr. Doerr purchased 1,334,250 shares of SERENA's common stock under the 1997 Plan at a purchase price of $1.00 per share. Mr. Doerr paid the purchase price for his restricted shares in the form of a full recourse promissory note secured by the purchased common stock. The promissory note bears interest at an annual rate of 5.9%. SERENA holds a repurchase option on the unvested shares should Mr. Doerr terminate his employment with SERENA. This repurchase right lapses with respect to one third of the shares subject to the agreement on the first year anniversary of Mr. Doerr's initial employment and lapses with respect to the remaining shares on a monthly basis over the succeeding two years. In the event of a change in control transaction, SERENA's right to repurchase any unvested shares will lapse.

    SERENA and Douglas D. Troxel, SERENA's founder, Chief Technology Officer and the Chairman of the board of directors, are parties to an employment agreement that automatically renews each June unless Mr. Troxel is terminated for cause.

    In January 1998, Marianne M. Elkholy, our Vice President, Worldwide Marketing and Robert I. Pender, Jr., our Vice President, Finance and Administration, Chief Financial Officer and Secretary, each purchased 184,500 shares of common stock at a purchase price of $1.00 per share under restricted stock purchase agreements. Both paid the purchase price for his or her shares in the form of full recourse promissory notes secured by the purchased common stock. These promissory notes bear interest at the annual rate of 5.9%. SERENA holds a repurchase option on unvested shares should the individual executive officers terminate their relationship with SERENA. This repurchase right lapses with respect to one quarter of the shares subject to the agreements on the first anniversary of their hire date, and the remaining shares vest ratably on a monthly basis over the succeeding three years. In the event of a change in control transaction, SERENA's right to repurchase unvested shares will lapse.

    In February 1998, in connection with his initial employment with SERENA, Roger A. Richardson, our Vice President, International Operations, was granted an option to purchase 45,000 shares of SERENA common stock at an exercise price per share of $1.44 under the 1997 Plan. The option shares vest over four years with 25% of the shares vesting on the one year anniversary of the grant and the remaining shares vesting ratably monthly thereafter. Under the 1997 Plan, in the event of a change of control transaction, vesting all options and restricted stock issued under the 1997 Plan will automatically accelerate such that options will become fully exercisable, including with respect for such options which would otherwise be unvested, and any outstanding repurchase options relating to restricted stock will lapse.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information regarding the beneficial ownership of SERENA's Common Stock as of April 30, 1999 by (i) each person or entity who is known by SERENA to own beneficially 5% or more of SERENA's outstanding Common Stock; (ii) each director of SERENA; (iii) SERENA's Chief Executive Officer and each of SERENA's four most highly compensated executive officers who were serving as executive officers of SERENA as of January 31, 1999 (the "Named Executive Officers"); and (iv) all directors and executive officers of SERENA as a group.

                                                                      SHARES BENEFICIALLY OWNED
                                                                      -------------------------
NAME AND ADDRESS(1)                                                      NUMBER       PERCENT
--------------------------------------------------------------------  ------------  -----------
Douglas D. Troxel(1)................................................    13,886,125        54.9%
Richard A. Doerr(2).................................................     1,334,250         5.3
Marianne M. Elkholy(3)..............................................       184,500           *
Robert I. Pender, Jr.(4)............................................       184,500           *
Roger A. Richardson(5)..............................................            --           *
Alan H. Hunt(6).....................................................        56,250           *
Jerry T. Ungerman(7)................................................            --          --
All directors and executive officers as a group(12) persons.........    15,979,751        63.2

------------------------

*   Less than 1%.

(1) Includes 12,258,000 shares of common stock held by Mr. Troxel as trustee of the Troxel Living Trust and 1,350,000 shares of common stock held by Mr. Troxel as a general partner for Troxel Investments, L.P. Mr. Troxel is SERENA's founder, Chief Technology Officer and Chairman of the board of directors.

(2) Includes 1,334,250 shares of common stock subject to a restricted purchase stock agreement, of which 444,750 shares were unvested and subject to SERENA's repurchase option as of April 30, 1999 should Mr. Doerr's employment with SERENA terminate. Mr. Doerr is SERENA's President and Chief Executive Officer and a member of the board of directors. See "Employment Agreements and Change in Control Arrangements."

(3) Includes 184,500 shares of common stock subject to a restricted stock purchase agreement, of which 111,469 shares were unvested and subject to SERENA's repurchase option as of April 30, 1999 should Ms. Elkholy's employment with SERENA terminate. Ms. Elkholy is SERENA's Vice President, Worldwide Marketing. See "Employment Agreements and Change in Control Agreements."

(4) Includes 184,500 shares of common stock subject to a restricted stock purchase agreement, of which 119,156 shares are unvested and subject to SERENA's repurchase option as of April 30, 1999 should Mr. Pender's employment with SERENA terminate. Mr. Pender is SERENA's Vice President, Finance and Administration, Chief Financial Officer and Secretary. See "Employment Agreements and Change in Control Arrangements."

(5) Mr. Richardson is SERENA's Vice President, International Operations. See "Employment Agreements and Change in Control Arrangements."

(6) Includes 56,250 shares of common stock subject to a restricted purchase stock agreement, of which 39,844 shares are unvested and subject to SERENA's repurchase option as of April 30, 1999 should Mr. Hunt's membership on SERENA's board of directors terminate. See "Employment Agreements and Change in Control Arrangements" and "Certain Transactions".

(7) Mr. Ungerman became a member of SERENA's board of directors in December
    1998.

DIRECTOR COMPENSATION

    SERENA reimburses each member of our board of directors for out-of-pocket expenses incurred in connection with attending board meetings. No member of our board of directors currently receives additional cash compensation. At the time Mr. Hunt became a member of the board of directors, SERENA granted Mr. Hunt 56,250 shares of common stock pursuant to a restricted stock purchase agreement at a purchase price per share of $1.44. Under the terms of that agreement, SERENA has a right to repurchase any unvested shares in the event Mr. Hunt's membership in the board of directors should terminate. One quarter of Mr. Hunt's shares will vest upon the first anniversary of his membership on the board of directors, and 1/36 of the remaining shares will vest monthly thereafter. At the time Mr. Ungerman became a member of our board of directors, SERENA granted Mr. Ungerman an option to purchase up to 25,000 shares of common stock at a purchase price of $9.00 per share under the 1997 Plan. One quarter of Mr. Ungerman's options will vest upon the first anniversary of his membership on the board of directors, and 1/36 of his remaining options vest monthly thereafter.

    SERENA's Director Plan provides that options will be granted to non-employee directors pursuant to an automatic nondiscretionary grant mechanism. Each new non-employee director is automatically granted an option to purchase 25,000 shares of common stock at the time he or she is first elected to the board of directors. Each non-employee director will subsequently be granted an option to purchase 5,000 shares of common stock at the beginning of each fiscal year. Each such option will be granted at the fair market value of the common stock on the date of grant. Options granted to non-employee directors under the Director Plan will become exercisable over four years, with one quarter of the shares subject to the option vesting after one year and the remaining shares vesting ratably in monthly installments thereafter.

EXECUTIVE COMPENSATION

    The table below and footnotes thereto set forth in summary from information concerning the compensation awarded to, earned by, or paid for services rendered to SERENA in all capacities during the fiscal years ended January 31, 1998 and 1999 by our President and Chief Executive Officer and our next four most highly compensated executive officers whose salary and bonus for fiscal 1999 exceeded $100,000. Other than the salary and bonus described in the table below, we did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of such executive officer's salary and bonus during fiscal 1999. Bonus figures for fiscal 2000 represent bonus and commissions earned in fiscal 1999 and paid in fiscal 2000. Bonus and commission figures for fiscal 1999 represent bonus and commissions earned and paid in fiscal 1999. Bonus and commission figures for fiscal 1998 include bonuses and commissions earned and paid in fiscal 1998 as well as bonuses and commissions earned in fiscal 1998 but paid in fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                           ALL OTHER COMPENSATION
                                                                    LONG-TERM COMPENSATION AWARDS       ----------------------------
                                         ANNUAL COMPENSATION   ---------------------------------------                      GROUP
                                                               RESTRICTED   RESTRICTED    SECURITIES       MATCHING         LIFE
NAME AND PRINCIPAL            FISCAL     --------------------     STOCK        STOCK      UNDERLYING        401(K)        INSURANCE
POSITION                       YEAR       SALARY      BONUS     AWARDS($)    AWARDS($)    OPTIONS(#)     CONTRIBUTIONS    PREMIUMS
--------------------------  -----------  ---------  ---------  -----------  -----------  -------------  ---------------  -----------
Richard A. Doerr..........        2000          --  $ 104,700
  President and Chief             1999   $ 200,000    274,500          --           --            --       $   6,400      $   2,400
  Executive Officer               1998     156,154    429,620   1,334,250    1,334,250(2)          --          1,333          1,013

Douglas D. Troxel.........        2000          --     52,250
  Chief Technology Officer        1999     324,000    126,750          --           --            --           5,940          1,536
                                  1998     324,000  1,063,500          --           --            --           5,190          1,578

Marianne M. Elkholy.......        2000          --     29,455
  Vice President,
    Worldwide                     1999     150,000     34,065          --           --            --           6,400            653
  Marketing                       1998      50,000(1)    42,500    184,500     184,500(2)          --          1,500            192

Robert I. Pender, Jr......        2000          --     44,100
  Vice President, Finance
    and                           1999     150,000    115,500          --           --            --           6,400            383
  Administration, Chief           1998      25,000(1)    15,000    184,500     184,500(2)          --            500             34
  Financial Officer and
  Secretary

Roger A. Richardson.......        2000          --     36,548
  Vice President,
    International                 1999     120,030    100,563          --           --        45,000              --             --
  Operations                      1998       3,495(1)        --         --          --            --              --             --


NAME AND PRINCIPAL
POSITION                      MISC.
--------------------------  ---------
Richard A. Doerr..........
  President and Chief       $      --
  Executive Officer                --
Douglas D. Troxel.........
  Chief Technology Officer     24,175(3)
                               24,851
Marianne M. Elkholy.......
  Vice President,
    Worldwide                      --
  Marketing                        --
Robert I. Pender, Jr......
  Vice President, Finance
    and                            --
  Administration, Chief            --
  Financial Officer and
  Secretary
Roger A. Richardson.......
  Vice President,
    International                  --
  Operations                       --

------------------------------

(1) Represents salary paid in fiscal 1998 when Ms. Elkholy, Mr. Pender and Mr. Richardson were not employed by SERENA for the entire fiscal year.

(2) Mr. Doerr, Ms. Elkholy and Mr. Pender purchased these shares in January 1998 under the 1997 Plan at a purchase price of $1.00 per share. Mr. Doerr's shares vest over three years with one-third of his shares vesting on the first anniversary of his initial employment date and the remaining shares vesting ratably monthly thereafter. The shares issued to the officers other than Mr. Doerr vest over four years with one-quarter of the shares vesting on the first anniversary of the executive officer's initial employment date and the remaining shares vesting ratably monthly thereafter. See "Employment Agreements and Change in Control Arrangements" and "Certain Transactions."

(3) Fiscal 1999 figure includes $18,950 in personal life insurance premiums, $906 in legal fees related to estate planning and $4,319 in personal car expenses paid by SERENA; fiscal 1998 figure includes $18,950 in personal life insurance premiums and $5,901 in personal car expenses paid by SERENA.

                     OPTION GRANTS DURING LAST FISCAL YEAR

    The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during fiscal 1999, including the potential realizable value over the 10 year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the SEC and do not represent SERENA's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of SERENA common stock. In fiscal 1999, SERENA granted options to acquire up to an aggregate of 1,324,525 shares to employees and directors, all under the 1997 Plan and all at an exercise price equal to not less than the fair market value of SERENA's common stock on the date of grant as determined in good faith by the board of directors. Optionees may pay the exercise price by cash, check, promissory note, delivery of already-owned shares of SERENA's common stock or pursuant to a cashless exercise procedure. Options under the 1997 Plan vest over four years with 25% of the shares subject to option vesting on the first anniversary of the grant date, and the remaining option shares vesting ratably monthly thereafter. The Named Executive Officers other than Roger A. Richardson all purchased restricted shares of SERENA common stock under the 1997 Plan in fiscal 1998 and were not issued options to purchase SERENA common stock in fiscal 1999. See "Employment Agreement and Change in Control Arrangements."

                                                                                                   POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS                       VALUES AT ASSUMED
                                         --------------------------------------------------------    ANNUAL RATES OF
                                          NUMBER OF      PERCENT OF                                       STOCK
                                         SECURITIES     TOTAL OPTIONS                               PRICE APPRECIATION
                                         UNDERLYING      GRANTED TO       EXERCISE                   FOR OPTIONS TERM
                                           OPTIONS      EMPLOYEES IN      PRICE PER   EXPIRATION   --------------------
                                           GRANTED       FISCAL 1999        SHARE        DATE         5%         10%
                                         -----------  -----------------  -----------  -----------  ---------  ---------
Richard A. Doerr.......................          --              --%      $      --           --   $      --  $      --
Douglas D. Troxel......................          --              --              --           --          --         --
Marianne M. Elkholy....................          --              --              --           --          --         --
Robert I. Pender, Jr...................          --              --              --           --          --         --
Roger A. Richardson....................      45,000             3.4%           1.44     2/1/2008      40,752    103,275

             AGGREGATE OPTION EXERCISES DURING THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    No named Named Executive Officer exercised any stock option during the fiscal year ended January 31, 1999. The following table sets forth certain information regarding stock options held as of January 31, 1999 by the Named Executive Officers. The "Value of Unexercised In-the-Money Options at January 31, 1999" is based upon a value of $13.00 per share, the initial public offering price, minus the per share exercise price, multiplied by the number of shares underlying the option. The Named Executive Officers other than Roger A. Richardson all purchased restricted shares of SERENA common stock under the 1997 Plan in fiscal 1998 and do not hold any options to purchase SERENA common stock. See "Employment Agreement and Change in Control Arrangements."

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                    OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                                                 JANUARY 31, 1999            JANUARY 31, 1999
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Richard A. Doerr..........................................          --            --     $      --    $        --
Douglas D. Troxel.........................................          --            --            --             --
Marianne M. Elkholy.......................................          --            --            --             --
Robert I. Pender, Jr......................................          --            --            --             --
Roger A. Richardson.......................................      11,250        33,750       130,050        390,150

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY IN ANY OF SERENA'S PREVIOUS OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, THIS REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT HE DEEMED "FILED" WITH THE COMMISSION AND SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The Compensation Committee of the board of directors (the "Committee") establishes the general compensation policies of SERENA and the compensation plans and the specific compensation levels for senior executives, including SERENA's Chief Executive Officer.

GENERAL COMPENSATION PHILOSOPHY

    The primary objectives of SERENA's executive compensation policies include the following:

    - To attract, motivate, and retain a highly qualified executive management team;

    - To link executive compensation to SERENA's financial performance as well as to defined individual management objectives established by the Committee;

    - To compensate competitively with the practices of similarly situated technology companies; and

    - To create management incentives designed to enhance stockholder value.

    SERENA competes in an aggressive and dynamic industry and, as a result, believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel, are key factors to SERENA's future success. The Committee's compensation philosophy seeks to align the interests of stockholders and management by tying compensation to SERENA's financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options granted to employees through SERENA's equity incentive programs.

CASH COMPENSATION

    SERENA seeks to provide cash compensation to its executive officers, including base salary and an annual cash bonus, at levels that are commensurate with cash compensation paid at similarly-situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer's performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

    The fiscal 1999 salaries and cash bonuses of each of the executive officers of SERENA, other than the Chief Executive Officer, were determined by the board of directors, upon the recommendation of the Chief Executive Officer. The Chief Executive Officer's base salary was determined by the board of directors with no increase from his annual base salary in the prior fiscal year. In addition, cash bonuses for SERENA's President and Chief Executive Officer, Chief Technology Officer and Chief Financial Officer were allocated from a bonus pool established by the board of directors based on overall SERENA earnings. Cash bonuses were also earned by operational vice presidents based on their divisional financial performance and the overall financial performance of SERENA.

    Based on a review of proxy data and other relevant market data, the Compensation Committee believes that cash compensation paid to SERENA's executive officers, including the Chief Executive Officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly-situated pre-IPO software companies.

EQUITY-BASED COMPENSATION

    RESTRICTED STOCK AND STOCK OPTIONS.  In January 1998, SERENA granted Richard
A. Doerr, our President, Chief Executive Officer and a member of SERENA's board of directors; Marianne M. Elkholy, our Vice President, Worldwide Marketing and Robert I. Pender, Jr., our Vice President, Finance and Administration, Chief Financial Officer and Secretary, 1,334,250 shares; 184,500 shares and 184,500 shares, respectively, of common stock pursuant to restricted stock purchase agreements. All three executive officers paid the purchase price of their respective restricted shares in the form of a full recourse promissory note secured by the purchased common stock. These promissory notes bear interest at an annual rate of 5.9%. SERENA holds a repurchase option on the unvested shares should the individual executive officers terminate their employment with SERENA. For Ms. Elkholy and Mr. Pender, this repurchase right lapses with respect to one quarter of the shares subject to the agreements on the first anniversary of their hire date, and the remaining shares vest ratably on a monthly basis over the succeeding three years. For Mr. Doerr, this repurchase right lapses with respect to one third of the shares subject to the agreement on the first year anniversary of his initial employment and lapses with respect to the remaining shares on a monthly basis over the succeeding two years. In the event of a change in control transaction, SERENA's right to repurchase any unvested shares for the individual executive officers will lapse. Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to SERENA's stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of SERENA's common stock increases above the exercise price, which is set at the fair market value of SERENA common stock on the date the option is granted. In addition, employees must remain employed with SERENA for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in the employ of SERENA.

    All of the restricted stock purchases and stock options granted in the year ended January 31, 1999 were approved by the full board of directors. Future option grants to executive officers will be determined by the Compensation Committee or the full board of directors. In making its determination. the Compensation Committee intends to consider the executive's position at SERENA, such executive's individual performance, the number of options held (if any) and the extent to which such options are vested, and any other factors that the Compensation Committee may deem relevant.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162 of the Code limits the federal income tax deductibility of compensation paid to SERENA's Chief Executive Officer and to each of the other four most highly-compensated executive officers. SERENA may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on SERENA's current compensation plans and policies and proposed regulations interpreting this provision of the Code, SERENA and the Committee believe that, for the near future, there is little risk that SERENA will lose any significant tax deduction for executive compensation.

                                          THE COMPENSATION COMMITTEE
                                          Alan H. Hunt
                                          Jerry T. Ungerman

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SERENA's officers and directors and persons who own more than 10% of a registered class of SERENA's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% stockholders are also required by SEC rules to furnish SERENA with copies of all Section 16(a) reports they file. SERENA's officers, directors, and 10% stockholders did not become reporting persons under Section 16(a) until SERENA's initial public offering in February 1999. As a result, no filings were made during the year ended January 31, 1999.

CERTAIN TRANSACTIONS

    Pursuant to an Agreement and Plan of Reorganization dated as of September 23, 1998, SERENA acquired Optima Software, Inc. ("Optima"). In connection with the acquisition, SERENA issued 3,187,500 shares of common stock, for an aggregate consideration of $21,420,000, in exchange for all of Optima's issued and outstanding common stock. The terms of our acquisition of Optima, including the aggregate consideration paid, were determined by negotiations among the Chief Executive and Chief Financial Officers of SERENA and the Chief Executive Officer and Chief Financial Officer of Optima, with the companies' respective financial and accounting advisors. The Chief Executive and Chief Financial Officer of Optima collectively held 85% of the outstanding shares of Optima common stock prior to the acquisition. The number of shares issued in connection with the Optima acquisition was determined based upon the current and anticipated financial performance of Optima and its perceived value relative to SERENA's business. The number of shares of SERENA common stock issued in the acquisition was based on the percentage ownership of SERENA common stock issued in the acquisition by the former Optima shareholders on a post-acquisition basis, and was not based on a specific dollar value. After the principal terms of the acquisition were agreed to, including the number of shares to be issued in the transaction, our board of directors determined a fair market value for the shares of SERENA common stock mainly for accounting purposes. In connection with such valuation, SERENA retained an independent appraiser. The per share "fair market" valuation for SERENA common stock issued in the acquisition was determined to be $6.72. Douglas D. Troxel, SERENA's founder, Chief Technology Officer and the Chairman of SERENA's board of directors, held 15% of the outstanding shares of Optima prior to the acquisition. Mr. Troxel did not participate at all in the negotiations regarding the Optima acquisition. Pursuant to the acquisition, Mr. Troxel was issued 478,125 shares of SERENA common stock for an aggregate consideration of $3,213,000. Donald A. Murphy, who served as President and Chief Executive Officer of Optima and held 70% of Optima's common stock prior to the acquisition, was issued, 2,231,250 shares of SERENA common stock in the name of the Murphy Family Trust for an aggregate consideration of $14,994,000. By virtue of the Optima acquisition, Mr. Murphy and the Murphy Family Trust became beneficial owners of more than 5% of SERENA's outstanding common stock. Of the 2,231,250 shares of SERENA common stock issued to the Murphy Family Trust, 367,500 shares are subject to an escrow arrangement in favor of SERENA to satisfy any breaches of representations and warranties made by Optima or certain of its shareholders under the acquisition agreement. The escrow terminates in March 2000.

    Prior to our acquisition of Optima in September 1998, Optima was the primary distributor of our flagship CHANGE MAN product for over ten years. Pursuant to a distribution agreement between Optima and SERENA, Optima, or its subdistributors, licensed and sold maintenance contracts for CHANGE MAN to end-user customers. For fiscal 1995, 1996 and 1997, and the six months ended June 30, 1998, Optima recorded an aggregate of $7,076,889, $11,007,066, $16,946,652 and $9,185,549, respectively, in software license revenue and maintenance revenue from transactions related to licenses of and maintenance agreements for CHANGE MAN. We were entitled to sublicense fees of 40% and 75% based upon Optima's initial sales of software licenses and maintenance renewal agreements, respectively For the years ended December 31, 1995, 1996, and 1997, Optima's royalty expenses were $3,809,276, $5,856,783, and $8,972,882, respectively.

Mr. Troxel and Mr. Murphy held 15% and 70%, respectively, of the outstanding shares of common stock of Optima prior to the acquisition.

    In March 1996, SERENA made an unsecured loan in the principal amount of $250,000 to Mr. Troxel. The loan accrued interest at the rate of 10.0% per year and was repaid in full in October 1998. In November 1996, SERENA made an additional loan of $500,000 to Mr. Troxel. The loan accrued interest at a rate of 10% and was repaid in full in July 1997. In July 1998, SERENA made an additional loan to Mr. Troxel in the principal amount of $600,000. The loan was secured by shares of SERENA common stock held by Mr. Troxel. The loan accrued interest at the rate of 5.56% per year. All outstanding principal and accrued interest were paid in full in March 1999.

    SERENA has entered into employment agreements with Richard A. Doerr, SERENA's President and Chief Executive Officer and a member of SERENA's board of directors, and Mr. Troxel. In addition, SERENA is a party to restricted stock agreements with certain of its executive officers pursuant to which the officers of SERENA purchased an aggregate of 1,840,500 shares of our common stock under the 1997 Plan in consideration of the delivery of full recourse promissory notes to SERENA by such officers which notes are secured by the purchased shares. See "Employment Agreements and Change in Control Arrangements."

    In connection with his appointment to our board of directors, Alan H. Hunt entered into a restricted stock purchase agreement with SERENA in April 1998 to purchase 56,250 shares of common stock at a per share purchase price of $1.44. Mr. Hunt paid the purchase price of $81,000 for these shares in the form of a full recourse promissory note secured by the purchased common stock. The promissory note bears interest at an annual rate 5.9%. SERENA holds a repurchase option on any unvested shares that becomes exercisable in the event Mr. Hunt ceases to be a member of our board of directors. The repurchase right lapses with respect to one quarter of the shares on the first anniversary of the purchase date and with respect to the remaining shares, ratably monthly thereafter. In the event of a change in control transaction, SERENA's right to repurchase the unvested shares shall lapse.

    In December 1998, in connection with his appointment to our board of directors, SERENA granted Jerry T. Ungerman an option to purchase up to an aggregate of 25,000 shares of common stock at a purchase price of $9.00 per share under the 1997 Plan. One quarter of the option shares vest on the first anniversary of Mr. Ungerman's membership on the board of directors and the remaining option shares vest ratably in monthly installments thereafter.

    In March 1997, in connection with Athena P. Troxel's resignation of her position as SERENA's Chief Financial Officer and Corporate Secretary, SERENA repurchased 630,000 shares of common stock from Ms. Troxel for an aggregate purchase price of $700,000. The terms of the repurchase were determined in an arms' length transaction and the parties relied, in part, on the advice of an independent appraiser in establishing the repurchase price for the SERENA shares. Prior to the completion of this offering, Ms. Troxel continued to hold more than five percent of the outstanding shares of SERENA's common stock. Ms. Troxel was formerly married to Douglas D. Troxel, SERENA's founder, Chief Technology Officer and Chairman of the board of directors.

COMPANY PERFORMANCE

    SERENA's registration statement covering SERENA's initial public offering became effective February 11, 1999. Accordingly, no Company performance graph is available for the fiscal year end.

                                  PROPOSAL TWO
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The board of directors has selected KPMG LLP, independent accountants, to audit the financial statements of SERENA for the current fiscal year ending January 31, 2000. SERENA expects that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of the holders of a majority of the shares of Company stock present or represented and voting at the Annual Meeting will be required to approve this proposal. The board of directors has unanimously approved this proposal and recommends that stockholders vote FOR the ratification of the selection of KPMG LLP.

                                 OTHER MATTERS

    SERENA knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

    It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                                          For the Board of Directors
                                          SERENA SOFTWARE, INC.

                                                   [LOGO]
                                          Robert I. Pender, Jr.
                                          SECRETARY

Dated: May 25, 1999

-------------------------------------------------------------------------------
PROXY                  SERENA SOFTWARE, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard A. Doerr and Robert I. Pender, Jr., and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SERENA Software, Inc., to be held at SERENA's principal executive offices at 500 Airport Boulevard, 2nd Floor, Burlingame, California, on June 30, 1999 at 2:00 p.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 25, 1999, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Corporation, gives notice of such revocation.

     THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE
                            ENCLOSED ENVELOPE.

SEE REVERSE            CONTINUED AND TO BE SIGNED ON                SEE REVERSE
   SIDE                        REVERSE SIDE                             SIDE

-------------------------------------------------------------------------------
                            FOLD AND DETACH HERE

-------------------------------------------------------------------------------
                                                            PLEASE
                                                          MARK VOTES   /X/
                                                          AS IN THIS
                                                            EXAMPLE

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1. ELECTION OF DIRECTORS   NOMINEE:  Douglas D. Troxel       FOR     WITHHELD
                                                             / /        / /

                           NOMINEE:  Richard A. Doerr        FOR     WITHHELD
                                                             / /        / /

                           NOMINEE:  Alan H. Hunt             FOR     WITHHELD
                                                              / /        / /

                           NOMINEE:  Jerry T. Ungerman        FOR     WITHHELD
                                                              / /        / /

2. To ratify the appointment of KPMG LLP as the Corporation's independent accountants for the 2000 fiscal year

              FOR             AGAINST            ABSTAIN
              / /               / /                / /

   In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2000 FISCAL YEAR.

Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. If shares are held by joint tenants or as community property, both should sign.

Signature:                                                Date:
          -------------------------------------------          ----------------
Signature:                                                Date:
          -------------------------------------------          ----------------

-------------------------------------------------------------------------------
                               FOLD AND DETACH HERE